Exhibit 10.21

WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is made as of February 14, 2019 by and among SPRINKLR, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement referred to below (the “Lenders”), and SILICON VALLEY BANK (“SVB”), as administrative agent (in such capacity, the “Administrative Agent”), Issuing Lender and Swingline Lender.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of May 22, 2018 (as amended, restated, amended and restated, modified, or supplemented and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent modify and amend certain other terms and conditions of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Administrative Agent, the Lenders, and the Borrower agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2. Amendments to the Credit Agreement.

(a)	The definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

“Borrowing Base”: as of any date of determination by the Administrative Agent, from time to time, an amount equal to (a) up to eighty-five percent (85%) (subject to reduction after the Closing Date in the Administrative Agent’s Permitted Discretion, with reasonable prior written notice (unless an Event of Default has occurred and is continuing in which case no prior notice shall be required) to the Borrower, based on events, conditions, contingencies, or risks which, as determined by the Administrative Agent could reasonably be expected to adversely affect the Collateral) of Eligible Accounts minus (b) Reserves established by the Administrative Agent in its Permitted Discretion. The calculation of the Borrowing Base shall be subject to the approval of the Administrative Agent acting reasonably.

(b)	The definition of “Consolidated Adjusted EBITDA” in Section 1.1 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

“Consolidated Adjusted EBITDA”: with respect to the Borrower and its consolidated Subsidiaries for any period, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) provisions for Taxes based on income, plus (iv) total depreciation expense, plus (v) total amortization expense, plus (vi) noncash stock based compensation expense, plus (vii) other noncash items reducing Consolidated Net Income (excluding any such non cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated Adjusted EBITDA, minus (b) the sum, without duplication of the amounts for such period of (i) other noncash items increasing Consolidated Net Income for such period (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (ii) interest income, plus (iii) Consolidated Capital Expenditures (including capitalized software development costs) made during such period; provided that Consolidated Adjusted EBITDA for any period shall be determined on a Pro Forma Basis to give effect to any Permitted Acquisitions or any Disposition of any business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period and in accordance with Regulation S-X promulgated by the SEC; provided further, for purposes of calculating compliance with Section 7.1(b), the Consolidated Adjusted EBITDA attributable to assets or stock acquired in connection with any Permitted Acquisition shall be included in such calculation commencing on the date such Permitted Acquisition is consummated and thereafter for the applicable testing period and not as if such Permitted Acquisition occurred on the first day of such period.

(c)	Section 6.10 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

“6.10 Operating and Securities Accounts. Maintain the Borrower’s and its Subsidiaries’ primary domestic Deposit Accounts and Securities Accounts with SVB or with SVB’s Affiliates; provided, that notwithstanding the foregoing, the Borrower and its Subsidiaries may maintain accounts with depositary institutions other than SVB or SVB’s Affiliates so long as, during each monthly period, the average aggregate balance of which is not more than forty percent (40%) of the Borrower’s and its Subsidiaries’ (other than Sprinklr Japan KK which shall not be included in such calculation) aggregate cash and Cash Equivalents (such amount, the “Other Bank Cash”) so long as such accounts are subject to Control Agreements in favor of the Administrative Agent; and provided, further, that up to $15,000,000 of the Other Bank Cash may be held in accounts maintained in the name of the Borrower’s Foreign Subsidiaries (other than Sprinklr Japan KK) that will not be subject to Control Agreements in favor of the Administrative Agent.”

(d)	The contact information for the Administrative Agent’s counsel set forth in Section 10.2(a) of the Credit Agreement is hereby amended in its entirety and replaced with the following:

“Morrison & Foerster LLP

200 Clarendon Street, 20th Floor

Boston, Massachusetts 02116

Attention: Charles W. Stavros, Esq.

Facsimile No.:

E-Mail: ”

(e)	The Compliance Certificate appearing as Exhibit B to the Credit Agreement is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

3. Acknowledgement of Default; Waiver. The Borrower acknowledges that it is currently in default under the Credit Agreement by virtue of its failure to comply with the requirements set forth in former Section 6.10 thereof during the months of July, 2018 through December, 2018 (the “Existing Default”). The Administrative Agent and the Required Lenders hereby waive the Existing Default, but only in respect of the foregoing specific compliance periods. The Borrower hereby acknowledges and agrees that, except as specifically provided herein, nothing in this section or anywhere in this First Amendment shall be deemed or otherwise construed as a waiver by the Administrative Agent or the Required Lenders of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

4. Conditions Precedent to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled or waived prior to or concurrently herewith, each to the satisfaction of the Administrative Agent:

(a)

This First Amendment shall have been duly executed and delivered by the respective parties hereto, and the Administrative Agent shall have received a counterpart of this First Amendment signed by each party hereto.

(b)

The receipt by the Administrative Agent of a certificate representing 66% of the total outstanding voting Capital Stock of Sprinklr UK Ltd, together with an undated stock power(s) (in form and substance reasonably satisfactory to the Administrative Agent) for each such certificate executed in blank by a duly authorized officer of the Borrower. The foregoing requirement shall supersede the requirement set forth in Section 5.3(b) of the Credit Agreement.

(c)	All necessary consents and approvals to this First Amendment shall have been obtained.

(d)	No Default or Event of Default shall have occurred and be continuing, both before and immediately after giving effect to the execution of this First Amendment.

(e)

After giving effect to this First Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date or (ii) such representations or warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)	It has all requisite power and authority to enter into this First Amendment and to carry out the transactions contemplated hereby.

(b)

The execution, delivery, and performance of this First Amendment (i) have been duly authorized by all necessary action, and (ii) do not and will not (A) violate any Requirement of Law binding on it or its Subsidiaries, (B) violate any material Contractual Obligation of it or its Subsidiaries, (C) result in or require the creation or imposition of any Lien upon any properties or assets of any Group Member pursuant to any Requirement of Law or any such Contractual Obligation, other than Liens created by the Security Documents, or (D) require any approval of any Group Member’s interestholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained or made and that are still in force and effect.

(c)

No authorization or approval by, and no notice to or filing with, a Governmental Authority is required in connection with the due execution, delivery and performance by it of this First Amendment, other than authorizations or approvals that have been obtained or made and that are still in force and effect.

(d)

This First Amendment has been duly executed and delivered by it and is a legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles (whether enforcement is sought by proceedings in equity or law) or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)	No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this First Amendment.

(f)

The representations and warranties set forth in this First Amendment, the Credit Agreement (as amended by this First Amendment), after giving effect to this First Amendment, and the transactions contemplated hereby, and set forth in the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that (i) such representations and warranties relate solely to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date or (ii) such representations or warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects).

6. Payment of Costs and Fees. Borrower shall pay to the Administrative Agent all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this First Amendment and any documents and instruments relating hereto in accordance with Section 10.5 of the Credit Agreement, such fees (exclusive of out-of-pocket expenses) not to exceed Seven Thousand Five Hundred Dollars ($7,500).

7. Choice of Law, etc. This First Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws (and not the conflict of law rules) of the State of New York. The provisions of Section 10.13 of the Credit Agreement are incorporated by reference mutates mutandis.

8. Counterpart Execution. This First Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this First Amendment by signing any such counterpart. Delivery of an executed counterpart of this First Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this First Amendment.

9. Effect on Loan Documents.

The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery and performance of this First Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power or remedy of the Lenders in effect prior to the date hereof. The amendments, modifications and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any future non¬compliance with the Credit Agreement, nor operate as a waiver of any Default or Event of Default. To the extent any terms or provisions of this First Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this First Amendment shall control.

(a)

Upon and after the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)	This First Amendment is a Loan Document.

10. Entire Agreement. This First Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

11. Reaffirmation of Obligations. Borrower hereby reaffirms its obligations under each Loan Document to which it is a party. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

12. Severability. In case any provision in this First Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this First Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this First Amendment by their respective duly authorized officers.

BORROWER:

SPRINKLR, INC.

By:	/s/ Chris Lynch

Name:	Chris Lynch
Title:	CFO

ADMINISTRATIVE AGENT, ISSUING LENDER, SWINGLINE LENDER AND LENDER:

SILICON VALLEY BANK

By:	/s/ Claudia Canales

Name:	Claudia Canales
Title:	Managing Director

FIRST AMENDMENT TO CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

SPRINKLR, INC.

Date: ___________ ____, 20___

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of May 22, 2018, among Sprinklr, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

The average aggregate balance of the Other Bank Cash during the immediately preceding monthly period [did][did not] exceed forty percent (40%) and calculated as follows:

1. Average aggregate monthly balance of cash and Cash Equivalents of the Borrower and its Subsidiaries maintained with SVB and SVB’s Affiliates: $_______________.

2. Average aggregate monthly balance of cash and Cash Equivalents of the Borrower and its Subsidiaries (other than Sprinklr Japan KK) maintained with depositary institutions other than SVB and SVB’s Affiliates: $_________________.

3. Sum of lines 1 and 2: $_______________.

4. Line 2 divided by line 3 (expressed as a percentage):________%.

[To the extent not previously disclosed to the Administrative Agent, attached is a description of any change in the jurisdiction of organization of any Loan Party.]

[To the extent not previously disclosed to the Administrative Agent, attached is a list of any material patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since [the Closing Date][the date of the most recent report delivered].]

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

SPRINKLR, INC.

By:

Name:

Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 3

to Compliance Certificate

Compliance Certificate Calculations

The information described in Section I hereof is as of [_____________], [____] (the “Statement Date”). The information contained in Section II hereof pertains to the Subject Period defined below, as applicable.

I. Section 7.1(a) — Adjusted Quick Ratio

A. Consolidated Quick Assets for the Statement Date

1. Unrestricted cash and Cash Equivalents held by the Loan Parties as of the Statement Date:	$__________

2. All net billed Accounts as of the Statement Date:	$__________

3. Consolidated Quick Assets for the Statement Date (Lines II.A.1+II.A.2):	$__________

B. Consolidated Current Liabilities as of the Statement Date:	$__________

C. Deferred Revenue (to the extent include in Line I.B) for such month:	$__________

D. Line I.B. minus Line I.C.:	$__________

E. Consolidated Quick Ratio for the Statement Date (ratio of Line I.A.3 to Line I.D.):	_______ to 1

Minimum required:	_______ to 1

Covenant compliance: Yes ☐ No ☐

II. Section 7.1(b) — Minimum Consolidated Adjusted EBITDA

A. Consolidated Adjusted EBITDA for the Subject Period:

(“Subject Period” means the four fiscal quarter period ending on the Statement Date)

1. Consolidated Net Income for the Subject Period:	$__________

2. Consolidated Interest Expense for the Subject Period:	$__________

3. Provision for Taxes based on income for the Subject Period:	$__________

4. Depreciation expenses for the Subject Period:	$__________

5. Amortization expenses for the Subject Period:	$__________

6. Noncash stock based compensation expense for the Subject Period:	$__________

7.  Other noncash items reducing Consolidated Net Income (excluding any such non cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cashitem that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated Adjusted EBITDA for the Subject Period:

$__________

8.  Other noncash items increasing Consolidated Net Income (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period) for the Subject Period:

$__________

9. Interest income for the Subject Period:	$

10. Consolidated Capital Expenditures (including capitalized software development costs) for the Subject Period:	$__________

11. Consolidated Adjusted EBITDA for the Subject Period (the sum of Lines II.A.1+II.A.2+II.A.3+II.A.4+II.A.5+II.A.6+II.A.7) minus (the sum of Line II.A.8+ II.A.9+II.A.10):	$__________

Minimum required:	$__________

Covenant compliance: Yes ☐ No ☐